NOVASTAR FINANCIAL TO PRESENT AT THE FIFTH ANNUAL JMP SECURITIES RESEARCH CONFERENCE

KANSAS CITY, MO., March 3, 2006 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, will present at The Fifth Annual JMP Securities Research Conference on March 7, 2006 at 8:40 a.m. Pacific time (11:40 a.m. Eastern time).

Scott Hartman, NovaStar’s chairman and chief executive officer will address the conference. A live webcast of the presentation and presentation slides may be accessed at www.novastarmortgage.com. The slide presentation will be made available on March 7, 2006.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is one of the nation’s leading lenders and investors in residential mortgages. The company specializes in single-family, nonconforming mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424